UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

The information in this report set forth under Item 2.03 is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of a 99.99% interest in, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP").  On April 15, 2011, PAC-OP completed the acquisition of 100% of the membership interests in Stone Rise Apartments, LLC, a Delaware limited liability company (f/k/a Oxford Rise JV LLC) ("Oxford Rise"), the fee-simple owner of a multifamily apartment community located in suburban Philadelphia, Pennsylvania ("Oxford Rise Apartments") for a total purchase price of $30.15 million, exclusive of acquisition-related and financing-related transaction costs.  The Oxford Rise membership interests were acquired from Oxford Rise Partners LLC, a Georgia limited liability company, and Williams Opportunity Fund, LLC, a Georgia limited liability company ("WOF").  WOF owns approximately 19.75% of the outstanding common stock of the Company as of April 15, 2011.  In addition, John A. Williams, the Company's President, Chief Executive Officer and board member, indirectly owns an approximate 1.0% membership interest in WOF.  The purchase price of $30.15 million was determined pursuant to averaging the appraisals of two nationally recognized independent real estate appraisers, supplemented by the Company's internal due diligence efforts.  In connection with the acquisition, the Company paid an acquisition fee of $301,500, or 1.0% of the contract purchase price, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), of which WOF will receive $3,015 through its special limited liability company interest in the Manager which entitles WOF to receive 1% of the Manager's gross revenues.

Oxford Rise Apartments was completed in 2009 and consists of 216 apartment homes, with a current occupancy of approximately 95%.  The Company funded a portion of the purchase price of the acquisition from proceeds of its initial public offering and concurrent private placement transaction, both of which closed on April 5, 2011.  In addition, the Company financed the acquisition of Oxford Rise Apartments with a $19.5 million non-recourse first mortgage loan from Jones Lang LaSalle Operations, L.L.C., an Illinois limited liability company ("Jones Lang"). The information regarding this loan set forth under Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 15, 2011, in connection with the purchase of Oxford Rise Apartments, Oxford Rise obtained a non-recourse first mortgage loan (the "Loan") from Jones Lang in the original principal amount of $19.5 million.  Following execution of the Multifamily Mortgage, Assignment of Rents and Security Agreement (the "Mortgage Agreement") and related documents, Jones Lang will sell, transfer, deliver and assign the Loan to the Federal Home Loan Mortgage Corporation (the "Lender").  The Loan is secured by Oxford Rise’s sole investment property, Oxford Rise Apartments.  Oxford Rise received net proceeds of approximately $19.3 million after payment of costs and fees associated with obtaining the Loan.  The Loan bears interest at an adjustable interest rate that is calculated each month.  The adjustable interest rate is set at 277 basis points above the British Banker’s Association’s one month LIBOR Rate for United States Dollar deposits, and is capped at 7.25% per annum.  The Loan requires monthly payments of accrued interest only from the period of June 1, 2011 to May 1, 2014.  Beginning on June 1, 2014, the Loan will require monthly payments of accrued interest and principal based on a 30-year amortization period.  All remaining indebtedness, including all interest and principal, is due by May 1, 2018.  Subject to limited exceptions, Oxford Rise must pay additional charges for prepayment of any principal prior to the three-month period beginning on February 1, 2018.  There are no guaranties of the Loan provided by the Company or PAC-OP.

In accordance with the terms of the Mortgage Agreement and the note related to the borrowing, the payment of the note may be accelerated at the option of the Lender if an event of default occurs.  As defined in the Mortgage Agreement, events of default include, but are not limited to:  failure to pay any amount due under the Mortgage Agreement or any related documents when due; failure to maintain insurance coverage required under the Mortgage Agreement; owning any real or personal property other than the mortgaged property and personal property related to the operation and maintenance of the mortgaged property; and any materially false or misleading representations or warranties made in connection with the Mortgage Agreement.

The foregoing description is qualified in its entirety by reference to the Multifamily Mortgage, Assignment of Rents and Security Agreement and the Multifamily Note, copies of which are filed as Exhibits 10.19 and 10.20 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than July 1, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than July 1, 2011, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)          Exhibits.

10.19	Multifamily Mortgage, Assignment of Rents and Security Agreement dated as of April 15, 2011, between Stone Rise Apartments, LLC and Jones Lang LaSalle, L.L.C.

10.20	Multifamily Note dated as of April 15, 2011, by Stone Rise Apartments, LLC in favor of Jones Lang LaSalle, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: April 21, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.19	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of April 15, 2011, between Stone Rise Apartments, LLC and Jones Lang LaSalle, L.L.C.

10.20	Multifamily Note dated as of April 15, 2011, by Stone Rise Apartments, LLC in favor of Jones Lang LaSalle, L.L.C.